AMENDMENT NUMBER SEVENTEEN
to the
Amended and Restated Master Loan and Security Agreement
Dated as of March 27, 2000
among
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER SEVENTEEN is made this 5th day of July, 2007, among HANOVER CAPITAL MORTGAGE HOLDINGS, INC. having an address at 200 Metroplex Drive, Suite 100, Edison, New Jersey 08817 (“the Borrower”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Amended and Restated Master Loan and Security Agreement, dated as of March 27, 2000, by and between the Borrower, Hanover Capital Partners Ltd. and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrower and the Lender have agreed to amend the Agreement to extend the Termination Date, increase the Maximum Committed Amount, and reduce the Stockholder Equity component of the Tangible Net Worth that the Borrower is required to maintain, each as more specifically set forth herein;

WHEREAS, in connection with the extension of the Termination Date hereunder, the Borrower has agreed to pay to the Lender an additional Commitment Fee equal to $350,000 upon the execution of this Amendment Number Seventeen;

WHEREAS, as of the date of this Amendment Number Seventeen, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement; and

WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

(a)  Effective as of July 12, 2007, Section 1.01 of the Agreement is hereby amended by deleting the definition of “Maximum Committed Amount” in its entirety and replacing it with the following:

“Maximum Committed Amount” shall mean $20,000,000.

(b)  Effective as of July 12, 2007 Section 1.01 of the Agreement is hereby amended by deleting the definition of Termination Date in its entirety and replacing it with the following:

“Termination Date” shall mean July 12, 2008 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c)  Effective as of July 12, 2007, Section 7.09(a) of the Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

(a) Maintenance of Tangible Net Worth. Hanover Capital Holdings shall at all times maintain Tangible Net Worth of not less than $56,000,000, of which a minimum of $38,000,000 shall be comprised of Stockholder’s Equity.

SECTION 2. Commitment Fee. In order to induce the Lender to enter into this Amendment Number Seventeen, the Borrower hereby agrees to pay to the Lender, in addition to any other amounts required pursuant to the Agreement and as a condition precedent to the effectiveness of this Amendment Number Seventeen, an additional commitment fee in the amount of $350,000. Such additional commitment fee shall be paid in dollars in immediately available funds, in accordance with the Lender’s instructions. Such additional commitment fee shall be in addition to any commitment fee payable by the Borrower pursuant to the Agreement.

SECTION 3. Effectiveness. This Amendment Number Seventeen shall be effective as of the Effective Date.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 5. Fees and Expenses. The Borrower agrees to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment Number Seventeen (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel incurred in connection with this Amendment Number Seventeen), in accordance with Section 11.03 of the Agreement.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Seventeen need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 7. Representations. The Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 8. Governing Law. This Amendment Number Seventeen shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 9. Counterparts. This Amendment Number Seventeen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Seventeen to be executed and delivered by their duly authorized officers as of the day and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. (Borrower)

By:	/s/ John A. Burchett
Name: John A. Burchett
Title: President and CEO

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (Lender)

By:	/s/ Johan Eveland
Name: Johan Eveland
Title: Managing Director